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                                                                EXHIBIT 10.3


                                                          UBS AG
                                                          London Branch
                                                          100 Liverpool Street
                                                          London EC2M 2 RH

September 11, 1998


Patriot American Hospitality, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn: William W. Evans III

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn: Leslie Ng

Ladies and Gentlemen:

Reference is made to that certain Forward Stock Contract, dated December 31, 1997 (the "Forward Agreement") between Patriot American Hospitality, Inc. (the "REIT") and Patriot American Hospitality Operating Company (the "OPCO") and Union Bank of Switzerland, London Branch ("UBS"), as such Forward Agreement may have been amended through the date hereof (including the letter agreement dated August 14, 1998, between the REIT and Wyndham International, Inc. (as successor to the OPCO, each a "Company" and collectively, the "Companies") and Union Bank AG, London Branch ("UB-LB"), as successor to UBS acting through its agent Warburg Dillon Read, LLC.

This letter agreement between the Companies and UB-LB modifies and amends, in part, certain of the terms and conditions in the Forward Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them under the Forward Agreement, as amended.

As of August 26, 1998, the average closing price of the Paired Shares for two consecutive Exchange Trading Days was equal to or below the Mandatory Unwind Threshold and UB-LB in providing notice to the Companies that a Mandatory Unwind Event has occurred. However, the amendments to the Forward Agreement contained herein amend the Mandatory Unwind Threshold retroactively.

Notwithstanding the terms and conditions of the Forward Agreement, the Companies and UB- LB agree as follows:

1. In the definition of "Mandatory Unwind Thresholds" that is contained within
Section II of the Forward Agreement, the term "$16.00" shall be replaced by the term "$11.00". No Mandatory Unwind Event under clause (i) of the definition of Mandatory Unwind Event shall

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be deemed to have occurred or be continuing under the Forward Agreement, as hereby amended.

2. The cash collateral currently held by UB-LB in the amount of $45,627,725 will be used on the date hereof to "buy down" the Forward Price. Accordingly, the Forward Price will be reduced on the date hereof by $14.0393 ($45,627,725 divided by 3,250,000, the number of Underlying Shares), and the cash collateral of $45,627,725 will be applied to fund the buy down on the date hereof.

3. The Companies covenant that they will give telephone notice (confirmed in writing) at least fifteen (15) business days prior to the consummation of any transaction (including without limitation an open market repurchase of Paired Shares) that would result in UB-LB or any of its affiliates owning in excess of 5% of the Paired Shares (any such ownership interest an "Ownership Interest"). UB-LB agrees that such notice requirement shall be deemed to have been satisfied by the public announcement of a transaction by the Companies, but only if a copy of such announcement is delivered to UB-LB. UB-LB represents on the date hereof that the Ownership Interest consists of 3,250,000 Paired Shares owned by UB-LB. UB-LB covenants that it will notify the Companies in writing within two (2) business days after the occurrence of any increase in the Ownership Interest, except with respect to any increase arising from the operating of the Forward Agreement (including without limitation, the delivery of Interim Settlement Shares or Cash Collateral Shares). Failure to comply with this covenant shall constitute a Mandatory Unwind Event under clause (ii) of "Mandatory Unwind Event" in Section VI of the Forward Agreement. In making calculations under this paragraph, the Companies shall be entitled to rely on share information provided by UB-LB under this paragraph and will not be in breach of this covenant if any share information so provided by UB-LB is inaccurate or incomplete.

4. The Companies covenant and agree that simultaneously with the consummation of the sale of certain property interests as set forth on Exhibit A hereto (the "Assets"), the Companies will effect a Physical Settlement under the Forward Contract with respect to 100% of the Underlying Shares. The Companies represent that they have granted no lien, pledge or security interest in the proceeds of the sale of the Assets. Failure to comply with this covenant shall constitute a Mandatory Unwind Event under clause (ii) of "Mandatory Unwind Event" in Section VI of the Forward Agreement.

5. The Companies represent on the date hereof that no early settlement of any Other Transaction has occurred or is being contemplated, and that no Financial Covenant Default or other Event of Default has occurred, all within the meaning and for the purposes of clause (ii) of "Mandatory Unwind Event" in Section VI of the Forward Agreement.

For the avoidance of doubt, the failure of the Companies to deliver to UB-LB on or before September 30, 1998, an effective registration statement as contemplated by Section III.A.4. of the Forward Agreement shall constitute a Mandatory Unwind Event (regardless of when the Companies may have filed such a registration statement with the SEC), and nothing in this letter agreement shall be construed to the contrary.


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Sincerely,

UBS AG, London Branch

By: /s/
    -----------------------------------------
Name:
Title:
Date:

AGREED TO AND ACCEPTED

Patriot American Hospitality, Inc.

By:   /s/
    -----------------------------------------
Name:
Title:
Date:

Wyndham International, Inc.

By:   /s/
    -----------------------------------------
Name:
Title:
Date:



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